Exhibit 99.1

FOR IMMEDIATE RELEASE

November 13, 2006

DCT INDUSTRIAL TRUST INC. REPORTS

THIRD QUARTER 2006 FINANCIAL RESULTS

•	Revenue increased 72% to $61.9 million for the third quarter 2006 on integration of 7.9 million square foot Cal TIA portfolio acquired June 9, 2006 and other acquisitions.

•	Occupancy rose to 92.9% as of September 30, 2006 from 91.5% as of September 30, 2005 for the operating portfolio.

DENVER, CO — November 13, 2006 — DCT Industrial Trust Inc., a leading industrial real estate investment trust (REIT), today reported financial and operating results for the three and nine month period ended September 30, 2006.

DCT Industrial today reported funds from operations (FFO) for the three months ended September 30, 2006, of $20.9 million, or $0.14 per fully diluted share, and $68.6 million, or $0.45 per fully diluted share for the nine months ended September 30, 2006. These results compare to FFO of $14.6 million, or $0.14 per fully diluted share, for the same three month period last year, and $40.0 million, or $0.45 per fully diluted share, for the same nine month period last year, which included approximately $0.04 per share associated with lease termination income.

The third quarter 2006 net loss was $10.2 million, or $0.07 per fully diluted share, compared to a net loss of $6.2 million, or $0.06 per fully diluted share, for the same period last year. For the nine month period ended September 30, 2006, the net loss was $9.9 million, or $0.07 per fully diluted share, compared to a net loss of $8.0 million, or $0.09 per fully diluted share, for the same period last year.

Operating Portfolio Performance

The company owned 374 operating properties or 55.0 million rentable square feet at September 30, 2006 versus 248 operating properties or 36.6 million rentable square feet a year earlier. Net operating income of the same store portfolio, representing 41.4%

of the operating portfolio’s total rentable square feet, decreased 5.2% for the three months ended September 30, 2006, primarily related to a decrease in the occupancy for such properties from 92.8% at September 30, 2005 to 91.9% at September 30, 2006. While the occupancy of the same store portfolio decreased, the occupancy within the company’s overall portfolio of operating properties increased 140 basis points to 92.9% at September 30, 2006. In the third quarter of 2006, the company realized rent growth on signed leases for which there was a prior tenant of 4.5% and for the nine month period realized rent growth of 5.7%. The following table describes leasing activity in rentable square feet for the first nine months of 2006.

	1st Quarter	2nd Quarter	3rd Quarter	Total
New and expansion	516,358	612,813	1,266,783	2,395,954
Renewal	1,321,898	1,076,841	898,622	3,297,361

Total	1,838,256	1,689,654	2,165,405	5,693,315

“Market conditions continue to strengthen and our leasing momentum from the third quarter is anticipated to stay strong through the fourth quarter” said Philip Hawkins, chief executive officer.

Strong Investment Activity Continues

DCT Industrial also announced the formation of a joint venture which controls up to 4,350 acres of land located in the Inland Empire submarket of the Southern California industrial real estate market. The initial phase of the project, known as SCLA, involves 344 acres anticipated to be acquired in the fourth quarter of 2006, which DCT Industrial believes can support up to 6.5 million rentable square feet of industrial development of which between 1.5 million and 2.0 million rentable square feet is anticipated to be under construction within the next 12 to 18 months. “We are very pleased to be in a partnership to develop industrial space at SCLA. This is a unique opportunity to control a significant amount of land in the Inland Empire, one of the most dynamic industrial markets in the United States,” said James Cochran, president and chief investment officer. DCT Industrial also announced its intention to expand into select markets internationally, including Mexico.

In addition, DCT Industrial signed an agreement to form an institutional fund with Dividend Capital Total Realty Trust Inc., whereby the joint venture will acquire up to $150 million of industrial properties either through original acquisitions or through assets contributed by DCT Industrial. DCT Industrial will own up to a 10% interest in the joint venture and will receive fees on the portfolio of properties in a structure that is anticipated to be accretive to stockholders.

Summary of Recent Announcements

•	Completed the internalization of DCT Industrial’s former advisor.

•	Thomas F. August and John S. Gates Jr. added as new independent directors

•	Philip Hawkins appointed CEO, James Cochran appointed President and Stuart Brown appointed CFO.

DCT Industrial Trust Inc., a Denver-based REIT, is a leading real estate company specializing in the ownership, acquisition, development and management of bulk distribution and light industrial properties located in 24 of the highest volume distribution markets in the United States leased to more than 750 corporate tenants. As of September 30, 2006, DCT Industrial owned, managed or had under development 388 properties totaling more than 60 million rentable square feet.

DCT Industrial Trust Inc. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands, except share and per share information)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Total Investment in Properties	$2,843,734	$1,994,925
Less accumulated depreciation and amortization	(175,000)	(96,604)

Net Investment in Properties	2,668,734	1,898,321
Investments in and advances to unconsolidated joint ventures	19,786	6,090

Net Investment in Real Estate	2,688,520	1,904,411
Cash and cash equivalents	19,507	94,918
Deferred loan costs – financing obligations, net	20,229	12,270
Straight-line rent and other receivables	18,824	18,347
Assets held for sale	39,715	—
Other assets	32,859	27,749

Total Assets	$2,819,654	$2,057,695

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Lines of credit	$165,012	$16
Unsecured notes	425,000	—
Mortgage notes	638,148	642,242
Financing obligations	235,822	154,713
Liabilities related to assets held for sale	11,082	—
Other liabilities	93,626	72,336

Total Liabilities	1,568,690	869,307
Minority interests	46,447	55,577
Stockholders’ equity:
Common stock	1,506	1,332
Additional paid-in capital	1,396,674	1,235,156
Distributions in excess of earnings	(181,951)	(100,888)
Accumulated other comprehensive loss	(11,712)	(2,789)

Total Stockholders’ Equity	1,204,517	1,132,811

Total Liabilities and Stockholders’ Equity	$2,819,654	$2,057,695

DCT Industrial Trust Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited, in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
REVENUES:
Rental revenues	$61,861	$35,934	$158,080	$81,340
Institutional capital management and other fees	220	—	398	—

Total Revenues	62,081	35,934	158,478	81,340

OPERATING EXPENSES:
Rental expenses	7,150	3,720	15,995	8,217
Real estate taxes	7,909	4,545	20,597	9,664
Real estate depreciation and amortization	30,232	21,062	81,196	47,430
General and administrative expenses	1,757	865	3,939	2,294
Asset management fees, related party	5,092	2,937	12,907	5,640

Total Operating Expenses	52,140	33,129	134,634	73,245

Operating Income	9,941	2,805	23,844	8,095
Equity in losses of unconsolidated joint ventures, net	(72)	—	(254)	—
Gain (loss) on dispositions of real estate interests	(482)	—	7,550	—
Interest expense	(20,517)	(9,708)	(46,687)	(18,253)
Interest income and other	482	629	5,004	2,216

Loss Before Minority Interests and Discontinued Operations	(10,648)	(6,274)	(10,543)	(7,942)
Minority interests	295	259	562	256

Loss From Continuing Operations	(10,353)	(6,015)	(9,981)	(7,686)
Income (Loss) From Discontinued Operations	188	(183)	125	(345)

NET LOSS	$(10,165)	$(6,198)	$(9,856)	$(8,031)

LOSS PER COMMON SHARE – BASIC AND DILUTED:
Loss From Continuing Operations	$(0.07)	$(0.06)	$(0.07)	$(0.09)
Income (Loss) From Discontinued Operations	0.00	0.00	0.00	0.00

Net Loss	$(0.07)	$(0.06)	$(0.07)	$(0.09)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	150,725	104,224	148,731	89,147

	Three Months Ended September 30,
	2006	2005
Reconciliation of Same Store NOI to GAAP Net Income (in thousands):
Net Operating Income (1)
Same store	$17,454	$18,418
Other acquisitions and dispositions	29,053	9,224
Revenues related to early lease terminations	295	27

Total Net Operating Income	46,802	27,669

Other Income
Institutional capital management and other fees	220	—
Loss on disposition of real estate assets	(490)	—
Gain on development activities	8	—
Interest income and other	482	629

Total Other Income	220	629

Other Expenses
General and administrative	1,757	865
Asset management fees, related party	5,092	2,937
Equity in losses of unconsolidated joint ventures, net	72	—
Interest expense	20,517	9,708
Real estate depreciation and amortization	30,232	21,062

Total Other Expenses	57,670	34,572

Minority Interests	295	259
Income (Loss) From Discontinued Operations	188	(183)

Net Loss	$(10,165)	$(6,198)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Reconciliation of Net Income to FFO Attributable to Diluted Shares (in thousands) (2):
Net loss	$(10,165)	$(6,198)	$(9,856)	$(8,031)
Real estate depreciation and amortization	30,232	21,062	81,196	47,430
Discontinued operations real estate depreciation and amortization	422	534	1,568	1,366
Equity in losses of unconsolidated joint ventures, net	72	—	254	—
Equity in FFO of unconsolidated joint ventures	170	—	324	—
Minority interests’ share in net losses	(295)	(259)	(562)	(256)
Minority interests’ share in discontinued operations net income (losses)	5	(28)	(25)	(28)
FFO attributable to minority interests (3)	—	(462)	(844)	(462)
Loss from disposition of real estate	490	—	(3,476)	—

Funds From Operations	$20,931	$14,649	$68,579	$40,019

Reconciliation of Net Loss Per Diluted Share to FFO Per Diluted Share
Net Loss	$(0.07)	$(0.06)	$(0.06)	$(0.09)
Real estate depreciation and amortization	0.20	0.20	0.53	0.53
Discontinued operations real estate depreciation and amortization	—	0.01	0.01	0.02

Funds From Operations	$0.14	$0.14	$0.45	$0.45

Diluted Weighted Average Shares	155,015	104,668	151,837	89,441

(1)	Net operating income (“NOI”) is defined as rental revenue, including reimbursements, less rental expenses and real estate taxes, which excludes depreciation, amortization, general and administrative expense and interest expense. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income and general and administrative expenses. However, NOI should not be viewed as an alternative measure of DCT Industrial’s financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

(2)	DCT Industrial believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental measure of DCT Industrial’s operating performance. FFO is generally defined as net income, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains (or losses) from dispositions of real estate held for investment purposes and adjustments to derive DCT Industrial’s pro rata share of FFO of consolidated and unconsolidated joint ventures. DCT Industrial considers FFO to be a useful measure for reviewing DCT Industrial’s comparative operating and financial performance because, by excluding all operating real estate depreciation and amortization and gains or losses related to sales of previously depreciated operating real estate, FFO can help the investing public compare the operating performance of a company’s real estate between periods or to other companies. However, readers should note that FFO excludes depreciation and amortization and captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, DCT Industrial’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of DCT Industrial’s performance.

(3)	Diluted FFO assumes the exchange of all outstanding OP units in DCT’s operating partnership not owned by DCT Industrial into shares of common stock on a one-for-one basis.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond DCT Industrial’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to identify and acquire properties on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes and other risks and uncertainties detailed from time to time in DCT Industrial’s filings with the Securities and Exchange Commission.

For Media Questions Contact: Tucker Hewes, Hewes Communications at 1-(212) 207-9451

For Investor Questions Contact: Rob Sistek, DCT Industrial Trust Inc. at 1-(303) 597-2400

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